, 2019
Exhibit 99.1
LIBERTY LATIN AMERICA SCHEDULES INVESTOR CALL FOR FIRST QUARTER 2023 RESULTS

Denver, Colorado – May 2, 2023: Liberty Latin America Ltd. (“Liberty Latin America” or the “Company”) (NASDAQ: LILA and LILAK, OTC Link: LILAB) today announced plans to release its first quarter 2023 results on Monday, May 8, 2023 after NASDAQ market close. You are invited to participate in its investor call, which will begin the following day at 8:30 a.m. (Eastern Time) on Tuesday, May 9, 2023. During the call, management will discuss the Company’s results and business, and may provide other forward-looking information. Please dial in using the information provided below, at least 15 minutes prior to the start of the call.

Domestic	833 470 1428

International	+1 404 975 4839

Conference Passcode	363079

Pre-register for Liberty Latin America's first quarter 2023 investor call by clicking here:

https://www.netroadshow.com/events/login?show=a5fe25b5&confId=48853

You will receive your access details via email.

In addition to the dial-in teleconference, a summary investor presentation and listen-only webcast will be available within the Investor Relations section of www.lla.com. The webcast will be archived in the Investor Relations section of the Company’s website for at least 75 days.

ABOUT LIBERTY LATIN AMERICA

Liberty Latin America is a leading communications company operating in over 20 countries across Latin America and the Caribbean under the consumer brands BTC, Flow, Liberty and Más Móvil, and through ClaroVTR, our joint venture in Chile. The communications and entertainment services that we offer to our residential and business customers in the region include digital video, broadband internet, telephony and mobile services. Our business products and services include enterprise-grade connectivity, data center, hosting and managed solutions, as well as information technology solutions with customers ranging from small and medium enterprises to international companies and governmental agencies. In addition, Liberty Latin America operates a subsea and terrestrial fiber optic cable network that connects approximately 40 markets in the region.

Liberty Latin America has three separate classes of common shares, which are traded on the NASDAQ Global Select Market under the symbols "LILA" (Class A) and "LILAK" (Class C), and on the OTC link under the symbol "LILAB" (Class B).

For more information, please visit www.lla.com or contact:

Investor Relations: Media Relations:
Kunal Patel ir@lla.com Kim Larson llacommunications@lla.com